UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 4, 2012

Bioanalytical Systems, Inc.

(Exact name of registrant as specified in charter)

Indiana	0-23357	35-1345024
(State or other	(Commission File Number)	(I.R.S. Employer Identification
jurisdiction of		No.)
incorporation or
organization)

2701 KENT AVENUE
WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 4, 2012, Anthony S. Chilton, Ph.D., notified the Board of Directors of Bioanalytical Systems, Inc. (the "Company") of his intent to resign as President and Chief Executive Officer of the Company effective as of July 5, 2012 in order to pursue other opportunities. In connection with Dr. Chilton's resignation, the Board of Directors approved a severance payment to Dr. Chilton of $21,188.33 per month through the payroll period ending January 31, 2013, which is his monthly salary for the remainder of the term of his Employment Agreement. In addition, the Company will pay Dr. Chilton for any accrued, but unused vacation time and will reimburse him for any COBRA premiums paid by him to maintain COBRA coverage, if he is eligible, through January 31, 2013. In exchange for these payments, Dr. Chilton has agreed to release the Company from all claims. Dr. Chilton will continue to be bound by the confidentiality and non-solicitation provisions of his employment agreement.

On July 5, 2012, the Company elected Jacqueline M. Lemke, 50, to serve as Interim President and Chief Executive Officer of the Company in addition to her position as Chief Financial Officer and Vice President—Finance. Ms. Lemke joined the Company on, and has served as Chief Financial Officer and Vice President—Finance since, April 9, 2012. Prior to joining the Company, Ms. Lemke, was Vice President of Finance and Global CFO of Remy, Inc., a division of Remy International, from 2007 – 2010 where she built a 44-person global finance team and created a financial system to support rapid decision making and clear lines of management accountability. From 2004 - 2005, she served as Vice President of Finance, Global CFO Connected Home Solutions at Motorola, Inc., and, prior to that, was Strategic Planning Director, Global Invista division at DuPont Company. Ms. Lemke is a Certified Public Accountant (CPA) and began her career as a tax consultant at Deloitte & Touche. She earned her bachelor’s degree in finance and accounting from Drexel University and her master’s degree in management from Northwestern University. In connection with her increased responsibilities, the Company intends to enter into an amendment to Ms. Lemke's Employment Agreement.

Alberto F. Hidalgo, Jr., the Company's Vice President, Business Development & Marketing, provided notice to the Company of his resignation effective July 6, 2012. In connection with Mr. Hidalgo's resignation from the Company, the Board of Directors approved a severance payment to Mr. Hidalgo of $10,487.34 to be paid in July 2012. In addition, Mr. Hidalgo will remain on the Company's medical insurance plan through July 31, 2012. In exchange for these severance payments, Mr. Hidalgo has agreed to release the Company from all claims. Mr. Hidalgo will continue to be bound by the confidentiality and non-solicitation provisions of his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Dated: July 9, 2012	By:	/s/ Jacqueline M. Lemke
Jacqueline M. Lemke
Interim President and Chief Executive Officer and Chief Financial Officer and Vice President—Finance